As  filed with the Securities and Exchange Commission on June 21, 2006

						Registration No.  333-115625

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                      POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             INTEL CORPORATION
          (Exact Name of Registrant as Specified in its Charter)
        Delaware                                 94-1672743
    (State or Other                           (I.R.S. Employer
      Jurisdiction                             Identification
  of Incorporation or                             Number)
     Organization)

  2200 Mission College                           95054-8119
         Blvd.                                   (Zip Code)
    Santa Clara, CA
 (Address of Principal
   Executive Offices)

               Intel Corporation 2004 Equity Incentive Plan
                         (Full Title of the Plan)

                           CARY I. KLAFTER, ESQ.
                       Vice President and Secretary
                             Intel Corporation
                        2200 Mission College Blvd.
                        Santa Clara, CA  95054-8119
                  (Name and Address of Agent for Service)

                              (408) 765-8080
       (Telephone Number, Including Area Code, of Agent for Service)

				Copies to:
                          RONALD O. MUELLER, ESQ.
                        Gibson, Dunn & Crutcher LLP
                  1050 Connecticut Avenue, NW, Suite 300
                           Washington, DC  20036
                              (202) 955-8500

                        EXPLANATORY NOTE

    Intel Corporation ("Intel") registered 240,000,000 shares of its common stock for issuance under the Intel Corporation 2004 Equity Incentive Plan (the "Plan") pursuant to Registration Statement on Form S-8, File No. 333-115625, filed with the Securities and Exchange Commission on May 19, 2004. This Post-Effective Amendment No. 1 is being filed to deregister 40,894,140 shares of Intel common stock that have not yet been issued under the Plan.

    Accordingly, Intel hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-115625,
40,894,140 shares of its common stock that have not been and will not be issued under the Plan.

        [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

                           SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 21st day of June, 2006.

                                   INTEL CORPORATION


                                   By:  /s/  Cary I. Klafter
                              		---------------------
                                        Cary I. Klafter
                                        Vice President and
                              		Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                  Date

*                       Chairman of the Board  June 21, 2006
Craig R. Barrett         and Director

*                        President, Chief       June 21, 2006
Paul S. Otellini         Executive Officer and
                         Director

*                        Director               June 21, 2006
Charlene Barshefsky

*                        Director               June 21, 2006
E. John P. Browne

*                        Executive Vice         June 21, 2006
Andy D. Bryant           President, Chief
                         Financial Officer and
                         Principal Accounting
                         Officer

*                        Director               June 21, 2006
D. James Guzy

*                        Director               June 21, 2006
Reed E. Hundt

			 Director               June 21, 2006
James D. Plummer

*                        Director               June 21, 2006
David S. Pottruck

*                        Director               June 21, 2006
Jane E. Shaw

*                        Director               June 21, 2006
John L. Thornton

*                        Director               June 21, 2006
David B. Yoffie


* By:     /s/  Cary I. Klafter
Name:     Cary I. Klafter
Title:    Attorney-in-Fact